UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2017
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

5.50% Senior Notes Due 2025

On February 14, 2017, Post Holdings, Inc. (the “Company”) issued 5.50% senior notes due 2025 (the “2025 Notes”) at par in an aggregate principal amount of $1,000.0 million to certain qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

The 2025 Notes were issued pursuant to an Indenture dated as of February 14, 2017, among the Company, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee (the “2025 Indenture”).

The 2025 Notes bear interest at a rate of 5.50% per year. Interest payments are due semi-annually each March 1 and September 1, with the first interest payment due on September 1, 2017. The maturity date of the 2025 Notes is March 1, 2025.

The 2025 Notes are unsecured unsubordinated obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s existing and future domestic subsidiaries (other than immaterial subsidiaries or receivables finance subsidiaries). Accordingly, they are:

•	equal in right of payment with all of the Company’s and the subsidiary guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of the Company’s and the subsidiary guarantors’ future subordinated indebtedness;

•	effectively subordinated to all of the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•
effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of the Company’s non-guarantor subsidiaries (other than indebtedness and other liabilities owed to the Company or any guarantors).

Prior to March 1, 2020, the Company may redeem up to 40% of the aggregate principal amount of 2025 Notes at a redemption price equal to 105.500% of the principal amount of the 2025 Notes redeemed, plus accrued and unpaid interest to the redemption date with an amount not to exceed the net cash proceeds of certain equity offerings of the Company so long as at least 50% of the aggregate principal amount of 2025 Notes originally issued under the 2025 Indenture remains outstanding immediately after the redemption (unless all such 2025 Notes are otherwise repurchased or redeemed) and the redemption occurs within 90 days of the date of the closing of such equity offering.

At any time prior to March 1, 2020, the Company may redeem all or a part of the 2025 Notes at a redemption price equal to 100% of the principal amount of the 2025 Notes redeemed and accrued and unpaid interest, plus a premium provided for in the 2025 Indenture, which would be the greater of (1) 1.0% of the principal amount of each 2025 Note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of the 2025 Note being redeemed at March 1, 2020 plus (y) all required interest payments due on each such 2025 Note through March 1, 2020 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (ii) the principal amount of such 2025 Note.

On or after March 1, 2020, the Company may redeem all or a part of the 2025 Notes at the redemption prices (expressed as a percentage of principal amount of the 2025 Notes) set forth below, plus accrued and unpaid interest, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

Redemption Year	Price
2020	104.125%
2021	102.750%
2022	101.375%
2023 and thereafter	100.000%

If the Company experiences a Change of Control (as defined in the 2025 Indenture), holders of the 2025 Notes may require the Company to purchase the 2025 Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The 2025 Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of its subsidiaries to pay dividends to the Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the 2025 Notes are rated at least “BBB-” by Standard & Poor’s or at least “Baa3” by Moody’s.

The 2025 Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the 2025 Indenture or the 2025 Notes; (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity; (iv) the failure to pay certain final judgments; (v) the failure of certain guarantees to be enforceable and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2025 Notes may declare all of the 2025 Notes to be due and payable immediately.

Attached as Exhibit 4.1 to this Current Report and incorporated herein by reference is a copy of the 2025 Indenture, and the foregoing description of the terms of the 2025 Indenture is qualified in its entirety by reference to such exhibit.

5.75% Senior Notes Due 2027

On February 14, 2017, the Company issued 5.75% senior notes due 2027 (the “2027 Notes”) at par in an aggregate principal amount of $750.0 million to certain qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

The 2027 Notes were issued pursuant to an Indenture dated as of February 14, 2017, among the Company, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee (the “2027 Indenture”).

The 2027 Notes bear interest at a rate of 5.75% per year. Interest payments are due semi-annually each March 1 and September 1, with the first interest payment due on September 1, 2017. The maturity date of the 2027 Notes is March 1, 2027.

The 2027 Notes are unsecured unsubordinated obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s existing and future domestic subsidiaries (other than immaterial subsidiaries or receivables finance subsidiaries). Accordingly, they are:

•	equal in right of payment with all of the Company’s and the subsidiary guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of the Company’s and the subsidiary guarantors’ future subordinated indebtedness;

•	effectively subordinated to all of the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•
effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of the Company’s non-guarantor subsidiaries (other than indebtedness and other liabilities owed to the Company or any guarantors).

Prior to March 1, 2022, the Company may redeem up to 40% of the aggregate principal amount of 2027 Notes at a redemption price equal to 105.750% of the principal amount of the 2027 Notes redeemed, plus accrued and unpaid interest to the redemption date with an amount not to exceed the net cash proceeds of certain equity offerings of the Company so long as at least 50% of the aggregate principal amount of 2027 Notes originally issued under the 2027 Indenture remains outstanding immediately after the redemption (unless all such 2027 Notes are otherwise repurchased or redeemed) and the redemption occurs within 90 days of the date of the closing of such equity offering.

At any time prior to March 1, 2022, the Company may redeem all or a part of the 2027 Notes at a redemption price equal to 100% of the principal amount of the 2027 Notes redeemed and accrued and unpaid interest, plus a premium provided for in the 2027 Indenture, which would be the greater of (1) 1.0% of the principal amount of each 2027 Note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of the 2027 Note being redeemed at March 1, 2022 plus (y) all required interest payments due on each such 2027 Note through March 1, 2022 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (ii) the principal amount of such 2027 Note.

On or after March 1, 2022, the Company may redeem all or a part of the 2027 Notes at the redemption prices (expressed as a percentage of principal amount of the 2027 Notes) set forth below, plus accrued and unpaid interest, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

Redemption Year	Price
2022	102.875%
2023	101.917%
2024	100.958%
2025 and thereafter	100.000%

If the Company experiences a Change of Control (as defined in the 2027 Indenture), holders of the 2027 Notes may require the Company to purchase the 2027 Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The 2027 Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of its subsidiaries to pay dividends to the Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the 2027 Notes are rated at least “BBB-” by Standard & Poor’s or at least “Baa3” by Moody’s.

The 2027 Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the 2027 Indenture or the 2027 Notes; (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity; (iv) the failure to pay certain final judgments; (v) the failure of certain guarantees to be enforceable and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2027 Notes may declare all of the 2027 Notes to be due and payable immediately.

Attached as Exhibit 4.2 to this Current Report and incorporated herein by reference is a copy of the 2027 Indenture, and the foregoing description of the terms of the 2027 Indenture is qualified in its entirety by reference to such exhibit.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 14, 2017	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	SVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture (2025 Notes), dated as of February 14, 2017, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee

4.2	Indenture (2027 Notes), dated as of February 14, 2017, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee